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                                                GENERAL INSTRUMENT CORPORATION
                                        Exhibit 11 - Computation of Earnings Per Share
                                           (In Thousands, Except Per Share Amounts)


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                                                                                           Year Ended December 31,
                                                                               ----------------------------------------------
                                                                                  1995              1994               1993
                                                                               ---------         ---------          ---------
PRIMARY:
Income before cumulative effect of changes in
         accounting principles .......................................         $ 123,782         $ 248,452          $  90,366
     Cumulative effect of changes in accounting principles-net .......              --              (1,917)               217
                                                                               ---------         ---------          ---------
     Net Income ......................................................         $ 123,782         $ 246,535          $  90,583
                                                                               =========         =========          =========


Weighted average common shares outstanding ...........................           123,483           120,937            119,069
     Incremental shares under stock option plans .....................               891             2,456              3,168
                                                                               ---------         ---------          ---------
     Weighted average common and common equivalent
        shares outstanding ...........................................           124,374           123,393            122,237
                                                                               =========         =========          =========
Primary earnings per share:
     Income before cumulative effect of changes in
         accounting principles .......................................         $    1.00         $    2.01          $     .74
     Cumulative effect of changes in accounting principles-net .......              --                (.01)              --
                                                                               ---------         ---------          ---------
     Net income ......................................................         $    1.00          $    2.00         $     .74
                                                                               =========         =========          =========

FULLY DILUTED:
Income before cumulative effect of changes in accounting
         principles ..................................................         $ 123,782         $ 248,452          $  90,366
     Interest and amortization of debt issuance costs
         related to the Convertible Junior Subordinated
         Notes, net of income tax effects ............................            16,383            25,877             13,720
                                                                               ---------         ---------          ---------
     Adjusted income before cumulative effect of changes
           in accounting principles ..................................           140,165           274,329            104,086
     Cumulative effect of changes in accounting principles-net .......              --              (1,917)               217
                                                                               ---------         ---------          ---------
     Adjusted net income .............................................         $ 140,165         $ 272,412          $ 104,303
                                                                               =========         =========          =========

Weighted average common shares outstanding ...........................           123,483           120,937            119,069
     Incremental shares under stock option plans .....................               904             2,607              3,628
     Incremental shares attributable to Convertible
          Junior Subordinated Notes ..................................            21,019            21,053             11,132
                                                                               ---------         ---------          ---------
Adjusted weighted average shares outstanding .........................           145,406           144,597            133,829
                                                                               =========         =========          =========

Fully diluted earnings per share:
     Income before cumulative effect of changes in
         accounting principles .......................................         $     .96         $    1.89          $     .78 (1)
     Cumulative effect of changes in accounting principles-net .......              --                (.01)              --
                                                                               ---------         ---------          ---------
     Net income ......................................................         $     .96         $    1.88          $     .78 (1)
                                                                               =========         =========          =========


Note: The computations of primary and fully diluted earnings per share assume incremental shares under stock option plans using the treasury method.

(1) Differs from earnings per share as reported in the Consolidated Statements of Income because the effect of the Convertible Junior Subordinated Notes was anti-dilutive.

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